Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation Announces Joint Venture Acquisition

 of Two Grocery-Anchored Properties in Wisconsin

OAK BROOK, IL (April 2, 2012) – Inland Real Estate Corporation (NYSE: IRC) today announced that it has contributed $33.0 million to its joint venture with Inland Private Capital Corporation (IPCC) to acquire two retail properties in Wisconsin. The joint venture purchased a neighborhood shopping center anchored by a Pick ’n Save grocery located in the Village of Mt. Pleasant in southeast Wisconsin, for approximately $21.3 million, and a single-tenant property leased to Pick ’n Save in Sheboygan, Wisconsin, for approximately $11.7 million. Pick ’n Save is owned by Roundy’s Supermarkets, a market leading Wisconsin grocer. The properties were acquired in separate transactions from the same regional developer.

The newly-constructed Pick ’n Save-anchored shopping center in Mt. Pleasant, 2800-60 S. Green Bay Road, totals 83,233 square feet, plus a Texas Roadhouse operating on a ground lease. The center is currently 98 percent leased and additional tenants include U.S. Cellular, Aspen Dental and Mattress Firm. The grocery store opened in 2011 and the other tenants opened in early 2012.

The freestanding Pick ’n Save grocery store, located at 1317 N. 25th St. in Sheboygan, is also recently constructed. The 62,138-square-foot store opened in 2010, replacing an older store located nearby.

The IRC-IPCC joint venture anticipates placing financing on the assets at leverage levels consistent with its existing business plan.

About Inland Real Estate CorporationInland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of December 31, 2011, the Company owned interests in 146 investment properties, including 38 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.